UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

BEACON FEDERAL BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33713 (Commission File Number)	26-0706826 (I.R.S. Employer Identification No.)

6611 Manlius Center Road, East Syracuse, NY 13057
(Address of principal executive offices)

(315) 433-0111
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

    Effective July 12, 2012, Beacon Federal Bancorp, Inc.’s wholly-owned subsidiary, Beacon Federal (the “Bank”) and the Office of the Comptroller of the Currency (the “OCC”) entered into a formal agreement (the “Agreement”).  The Agreement provides that:

• the Bank will not be permitted to declare a dividend or make any other capital distributions without the prior written approval of the OCC;
•within 30 days of the date of the Agreement, the Board must establish a compliance committee that will be responsible for monitoring and coordinating the Bank’s adherence to the provisions of the Agreement;

• within 60 days of the date of the Agreement, the Board will review and assess the qualifications of each senior executive officer and director to ensure that the Bank has competent management in place to carry out the Board’s policies and ensure compliance with the Agreement, applicable laws, rules and regulations;

• the Bank must comply with regulatory prior approval requirements with respect to appointments of proposed directors and senior executive officers;
• within 120 days of the date of the Agreement, the Board must develop and, subject to the receipt of OCC non-objection, implement and thereafter ensure the Bank’s adherence to a three year capital program (which will be updated yearly or more frequently, if necessary) consistent with the Bank’s business plan;

• within 120 days of the date of the Agreement, the Board must develop and, subject to the receipt of OCC non-objection, implement and thereafter ensure the Bank’s adherence to a written three year business plan;

• within 90 days of the date of the Agreement, the Board must develop, implement and thereafter ensure the Bank’s adherence to a written corporate business continuity plan;
• within 60 days of the date of the Agreement, the Board must establish through a written credit policy, credit risk management practices to ensure effective credit administration, portfolio management and monitoring and risk mitigation;

• within 60 days of the date of the Agreement, the Board must adopt, implement and thereafter ensure the Bank’s adherence to a written asset diversification program;
• within 60 days of the date of the Agreement, the Board must adopt, implement and thereafter ensure the Bank’s adherence to a written program designed to eliminate the basis of criticism of certain assets equal to or exceeding $250,000 which will be reviewed on at least a quarterly basis by the Board or a committee of the Board;

• within 60 days of the date of the Agreement, the Board must develop, implement and thereafter adhere to a written program to improve its internal controls over its commercial lending activities;
• within 60 days of the date of the Agreement, the Board must review and revise the Bank’s written loan policy;
• within 60 days of the date of the Agreement, the Board will establish an effective independent and on-going loan review system to review at least quarterly the Bank’s loan and lease portfolios;
• within 60 days of the date of the Agreement, the Board must develop, implement and thereafter ensure the Bank’s adherence  to a written program providing for independent review of problem loans and leases for the purpose of monitoring portfolio trends on at least a quarterly basis;

• within 60 days of the date of the Agreement, the Board will review and revise its independent internal audit program;
• the Board will review the adequacy of the Bank’s allowance for loan losses at least once each calendar quarter and its program for the maintenance of an adequate allowance;
• within 60 days of the date of the Agreement, the Board will require the Bank to update and improve its information security risk assessment policy and written annual information security report to the Board to ensure adherence to a comprehensive, written, information security program in compliance with applicable regulations;

• within 60 days of the date of the Agreement, the Board will review the responsibilities of the information security officer and ensure that his or her duties are consistent with standard industry practice and regulatory requirements; and

• within 60 days of the date of the Agreement, the Board will ensure that an adequate number of independent and qualified staff is engaged to develop, implement, monitor and periodically adjust the information security program.

    The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement by and between the Bank and the OCC, dated July 12, 2012, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 8.01                      Other Events

The OCC imposed on the Bank an individual minimum capital requirement effective June 30, 2012 whereby the Bank is required to maintain tier 1 capital at least equal to 9% of adjusted total assets and total risk-based capital at least equal to 12.5% of risk-weighted assets.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1: Agreement by and between Beacon Federal and the Office of the Comptroller of the Currency, dated July 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FEDERAL BANCORP, INC.

Date: July 17, 2012	By:	/s/ Darren T. Crossett
Darren T. Crossett
Senior Vice President
(Duly Authorized Representative)